                                                                      EXHIBIT 11

                      COLUMBIA/HCA HEALTHCARE CORPORATION
         COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
                 FOR THE QUARTERS ENDED MARCH 31, 1996 AND 1995
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                  1996     1995
                                                                -------- --------
PRIMARY EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE:
Net income....................................................  $    416 $    358
                                                                ======== ========
Shares used in the computation (000):
  Weighted average common shares outstanding..................   446,928  442,487
  Dilutive effect of common stock equivalents.................     5,104    4,959
                                                                -------- --------
    Shares used in computing earnings per common and common
     equivalent share.........................................   452,032  447,446
                                                                ======== ========
      Primary earnings per common and common equivalent share.  $    .92 $    .80
                                                                ======== ========
FULLY DILUTED EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE:
Earnings:
  Net income..................................................  $    416 $    358
  Interest add-back on convertible securities, net of income
   taxes......................................................        -         2
                                                                -------- --------
    Net income applicable to common stock.....................  $    416 $    360
                                                                ======== ========
Shares used in the computation (000):
  Weighted average common shares outstanding..................   446,928  442,487
  Dilutive effect of common stock equivalents and other
   dilutive securities........................................     5,378    7,782
                                                                -------- --------
    Shares used in computing earnings per common and common
     equivalent share.........................................   452,306  450,269
                                                                ======== ========
      Fully diluted earnings per common and common equivalent
       share..................................................  $    .92 $    .80
                                                                ======== ========

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